Plan
                   Notice of Non-Qualified Stock Option Grant

First_Name Last_Name                          Grant Date:         April 27, 1999
Address_Line_1                                Options Granted:    Shares_Granted
Address_Line_2                                Option Price:       $44.8125
Address_Line_3                                Expiration Date:    April 26, 2009
City, State Zip_Code                          Grant Number:       Number
SSN: SSN


CSX Corporation ("CSX") has granted to you non-qualified stock options ("Options") to purchase CSX common stock. Your grant has been made pursuant to CSX's Plan (the "Plan"), which, together with the terms contained in this Notice, sets forth terms and conditions of your grant and is incorporated herein by reference. A copy of the Plan is available at your request from the CSX Corporate Secretary Department and can be sent to you in hard copy or via e-mail. You should review the terms of this Notice and the Plan carefully. The capitalized terms used in this Notice are defined in the Plan. Unless you notify the CSX Corporate Secretary in writing that you do not accept the Options, you will be deemed to have agreed to the terms of this Notice and the terms of the Plan.

Vesting and Exercisability:
Subject to the terms of the Plan, the Options will vest on April 27, 2000, and will become exercisable according to the following schedule:

                  First Date of             Shares                   Expiration
                  Exercisability            Exercisable              Date
                  -------------------------------------------------------------
                  04/27/2002        Shares_Period_1                  04/26/2009
                  04/27/2003        Shares_Period_2                  04/26/2009
                  04/27/2004        Shares_Period_3                  04/26/2009
In the case of a Change in Control, the Options will become exercisable immediately.

Employment Requirements:
The Plan sets out the terms and conditions that govern this grant in the event of your Separation from Employment. In the event of your Separation from Employment prior to April 27, 2000, a portion of the Options will vest based on the number of Completed Months of employment following the date of the grant. Each portion of the grant will be pro-rated in the same manner. As set out in the Plan, if your Separation from Employment is for any reason other than Retirement, Disability or death, you will have 30 days after Separation from Employment to exercise any vested Options that are exercisable. In the event of your Separation from Employment due to Disability or death, you or your Beneficiary or estate will have up to five years (but not later than the expiration date) to exercise any vested Options. Beneficiary designation forms may be obtained upon request from the CSX Corporate Secretary Department. If your Separation from Employment is because of Retirement, you will have until the expiration date to exercise any vested Options. Please consult the Plan for a more comprehensive explanation of termination and vesting provisions.

Exercise:
You may exercise these Options, in whole or in part, to purchase a whole number of vested shares at any time by following the exercise procedures established by CSX. All exercises must take place before the expiration date, or such earlier dates as established by the Plan following your Separation from Employment. An exercise of Options generates federal and applicable state income and employment tax withholding obligations. As provided in the Plan, the full purchase price of the shares being purchased through exercise of Options and the related withholding taxes for federal, state or local jurisdictions must be paid to CSX at the time of an exercise of Options. For further information regarding procedures for exercising Options, you should contact the CSX Corporate Secretary Department.

Restrictions on Exercise:
Your ability to exercise the Options is subject to any restrictions or requirements imposed by law or by CSX.